UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 14, 2009 (May 12, 2009)

FIRST BANKSHARES, INC.

(Exact name of Registrant as specified in charter)

Virginia	000-53380	80-0229922
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

3535 Bridge Road P.O. Box 1340 Suffolk, Virginia	23439
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code

(757) 934-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement

Merger Agreement

On May 12, 2009, First Bankshares, Inc. (“First Bankshares”) and Xenith Corporation (“Xenith”) entered into an Agreement of Merger (the “Merger Agreement”), which sets forth the terms and conditions upon which Xenith will merge with and into First Bankshares (the “Merger”). First Bankshares will be the surviving entity and will operate as a one-bank holding company under the new name Xenith Bankshares, Inc. (“Xenith Bankshares”).

At the effective date of the Merger, shareholders of First Bankshares may elect to retain their shares of First Bankshares common stock or to receive $9.23 in cash per share, subject to pro ration in the event the aggregate cash elections exceed 25% of shares outstanding as of the closing of the Merger. In no event will cash be paid for more than 25% of the total number of shares of First Bankshares common stock outstanding as of the closing. Shareholders of Xenith are expected to receive between approximately .90 and ..98 shares of First Bankshares common stock for each share of Xenith common stock owned at the time of the Merger, with the exact exchange ratio determined at closing based on Xenith’s book value at such time. Outstanding options and warrants to purchase Xenith common stock will be converted into options and warrants to purchase First Bankshares common stock at the same exchange ratio described above. Outstanding options to purchase First Bankshares common stock will remain outstanding.

For U.S. federal income tax purposes, First Bankshares and Xenith intend that the Merger be treated as a tax-free reorganization and that no gain or loss will be recognized in connection with the Merger by First Bankshares, Xenith or their shareholders, with the exception of shareholders of First Bankshares who elect to receive cash consideration and shareholders of Xenith who receive cash in lieu of a fractional share of Xenith Bankshares.

Anderson & Strudwick, Inc. served as financial advisor to First Bankshares regarding the Merger Agreement and rendered a fairness opinion to the Board of Directors of First Bankshares.

In the Merger Agreement, which was approved by the Boards of Directors of both companies, each of First Bankshares and Xenith has made customary representations, warranties and covenants including, among others, covenants by First Bankshares

•

not to (A) solicit proposals relating to alternative business combination transactions or (B) subject to certain exceptions, enter into discussions concerning or provide confidential information in connection with alternative business combination transactions,

•	subject to certain exceptions, to cause a First Bankshares shareholder meeting to be held to consider approval of the Merger, and

•	subject to certain exceptions, for First Bankshares’ Board of Directors to recommend adoption and approval by its shareholders of the Merger Agreement.

The completion of the Merger is subject to various closing conditions, including obtaining the approval of First Bankshares’ and Xenith’s shareholders and receiving certain regulatory approvals. In addition, as conditions to closing,

•	Xenith must have completed a private placement offering of its common stock raising at least $40,000,000 in gross proceeds, which proceeds must be available to Xenith at closing, and

•	Darrell G. Swanigan, President and CEO of First Bankshares must have entered into an employment agreement in the form attached as Exhibit F to the Merger Agreement.

The initial Board of Directors of Xenith Bankshares will consist of the existing directors of Xenith and three additional directors to be designated by First Bankshares. T. Gaylon Layfield III, the current President and CEO of Xenith, will continue in that role for Xenith Bankshares. Darrell G. Swanigan, currently President and CEO of First Bankshares, will become Executive Vice President and President of the Hampton Roads Region of Xenith Bank. Xenith’s current Chief Financial Officer and Chief Administrative Officer, Thomas W. Osgood, will continue in that role for Xenith Bankshares.

The Merger is expected to close in the third quarter of 2009. Pursuant to the Merger Agreement, either party may terminate the Merger in the event the Merger is not consummated by September 30, 2009, subject to extension as provided in the Merger Agreement. In addition, the Merger Agreement provides that either First Bankshares or Xenith or both parties may terminate the Merger in certain other circumstances. Termination of the Merger will, in certain circumstances, obligate First Bankshares to pay Xenith a termination fee of $1,000,000 or obligate Xenith to pay First Bankshares a termination fee of $500,000, in each case depending on the nature of the termination event.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this report and is incorporated herein by reference. The Merger Agreement has been included to provide information regarding the terms of the Merger. It is not intended to provide any factual information about First Bankshares or Xenith.

As described above, the Merger Agreement contains representations and warranties that First Bankshares and Xenith made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement between First Bankshares and Xenith and may be subject to important qualifications and limitations agreed to by First Bankshares and Xenith in connection with negotiating its terms. Moreover, the representations and warranties are modified in important part by the underlying disclosure schedules which are not filed publicly, may be subject to a contractual standard of materiality that is different from what may be viewed as material to shareholders, and may have been used for the purpose of allocating risk between First Bankshares and Xenith rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as accurate or complete or as characterizations of the actual state of facts as of any specified date.

Voting Agreements

In connection with entry into the Merger Agreement, First Bankshares entered into a voting agreement (the “Xenith Voting Agreement”) with each existing shareholder of Xenith pursuant to which such shareholders agreed to vote the shares they own in favor of the Merger. As of May 12, 2009, the parties to the Xenith Voting Agreement owned 100% of Xenith’s outstanding common stock.

In addition, each of the directors and certain executive officers of First Bankshares, along with certain of their affiliates, entered into a voting agreement (the “First Bankshares Voting Agreement”) pursuant to which, subject to certain exceptions, they each agreed to vote the shares that he or she owns in favor of the Merger. As of May 12, 2009, the parties to the First Bankshares Voting Agreement owned approximately 16% of First Bankshares’ outstanding common stock.

The foregoing description of the First Bankshares Voting Agreement and the Xenith Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the form of First Bankshares Voting Agreement, which is attached as Exhibit B-1 to the Merger Agreement and is incorporated herein by reference, and the Xenith Voting Agreement, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger, First Bankshares will file with the Securities and Exchange Commission (the “SEC”) a joint proxy statement which will be sent to the shareholders of First Bankshares and Xenith seeking their approval of the merger. In addition, First Bankshares may file other relevant documents concerning the proposed merger with the SEC. Security holders are urged to read the joint proxy statement and other relevant documents when they become available because they will contain important information about the proposed merger.

Security holders of First Bankshares may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Security holders of First Bankshares may also obtain free copies of these documents by directing a request by telephone or mail to First Bankshares, Inc., P.O. Box 1340, Suffolk, Virginia 23439 (telephone: (757) 934-8200) or by accessing these documents at First Bankshares’ website: http://www.suffolkfirstbanks.com under “Investor Relations/SEC Filings”. Security holders of Xenith may also obtain free copies of these documents by directing a request by telephone or mail to Xenith Corporation, One James Center, 901 E. Cary Street, Suite 1700, Richmond, Virginia 23219 (telephone: (804) 433-2200). The information on First Bankshares’ website is not, and shall not be deemed to be, a part of this release or incorporated into other filings made with the SEC.

First Bankshares and Xenith and their respective directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the shareholders of First Bankshares and/or Xenith in connection with the merger. Information about the directors and executive officers of First Bankshares is set forth in the preliminary proxy statement for its 2009 annual meeting of shareholders filed with the SEC on February 23, 2009. Information about the directors and executive officers of Xenith may be obtained by reading the joint proxy statement regarding the merger when it becomes available. Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the joint proxy statement regarding the merger when it becomes available.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1	Agreement of Merger, dated as of May 12, 2009, between First Bankshares, Inc. and Xenith Corporation

10.1	Xenith Voting Agreement, dated as of May 12, 2009, among First Bankshares, Inc., T. Gaylon Layfield, III and BCP Fund I Virginia Holdings, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2009

FIRST BANKSHARES, INC.

By:	/s/ Darrell G. Swanigan
Darrell G. Swanigan
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
2.1	Agreement of Merger, dated as of May 12, 2009, between First Bankshares, Inc. and Xenith Corporation

10.1	Xenith Voting Agreement, dated as of May 12, 2009, among First Bankshares, Inc., T. Gaylon Layfield, III and BCP Fund I Virginia Holdings, LLC